UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41763	88-1368281
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160, Yeouiseo-ro, Yeongdeungpo-gu Seoul, Republic of Korea	07231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +82-2564-8588

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GITS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed in a Current Report on Form 8-K filed on January 6, 2025, Global Interactive Technologies, Inc., a Delaware corporation (the “Company”) seeks to effect a reverse stock split of its outstanding common stock $0.001 par value per share (“Common Stock”).

On November 20, 2024, the Company’s board of directors (the “Board”) approved, and on December 30, 2024, at the annual meeting of the stockholders, holders of approximately 86% of the Company’s voting power, approved the granting of authority to the Board to amend the Company’s Certificate of Incorporation (as defined below) to effect a reverse stock split of the issued and outstanding shares of the Company’s Common Stock, by a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio to be determined by the Board in its sole discretion.

On January 10, 2025, the Board determined, after reviewing the number of currently issued and outstanding shares of the Company, that it is in the best interests of the Company to effectuate a reverse stock split at a ratio of one-for-twenty (1:20) (the “Reverse Stock Split”).

The Reverse Stock Split will become effective on January 27, 2025. The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol “GITS”. Pursuant to the Reverse Stock Split, every twenty (20) outstanding shares of the Company’s Common Stock will, without any further action by the Company, or any holder thereof, convert into, and automatically became, one (1) share of the Company’s Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2025, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as previously amended (“Certificate of Incorporation”), with the Secretary of State of the State of Delaware, to effect a Reverse Stock Split of the Company’s Common Stock, at a rate of 1-for-20 effective as of January 27, 2025.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the Certificate of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Prior to the filing of the Certificate of Amendment, the Company had 100,000,000 shares of Common Stock authorized, out of which 52,808,589 shares were issued and outstanding. As a result of the filing of the Certificate of Amendment, and the resulting effectiveness of the Reverse Stock Split, the 52,808,589 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split, are being converted into approximately 2,640,429 shares of the Company’s Common Stock. The Reverse Stock Split does not change the Company’s current number of authorized shares of Common Stock, or its par value. The Reverse Stock Split also does not change the Company’s authorized, or issued, and outstanding, number of shares of preferred stock, or its par value.

Except for de minimis adjustments that result from the treatment of fractional shares, the Reverse Stock Split does not have any immediate dilutive effect on our stockholders, since each stockholders holds the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also be ratably adjusted in accordance with their terms and conditions.

Item 7.01 Regulation FD Disclosure.

On January 23, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment
99.1	Press Release issued by Global Interactive Technologies, Inc. dated January 22, 2025
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Interactive Technologies, Inc.

	By:	/s/ Taehoon Kim
Date: January 23, 2025	Name:	Taehoon Kim
	Title:	Chief Executive Officer

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